UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2016

The Hackett Group, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA	0-24343	65-0750100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Brickell Bay Drive, Suite 3000 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 375-8005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 23, 2016,  The Hackett Group, Inc. (the “Company”) issued a press release setting forth its consolidated financial results for the fourth fiscal quarter and fiscal year ended January 1, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in Item 2.02 of this current report on Form 8-K, as well as Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

On February 19, 2016, the Company announced the appointment of Robert A. Rivero to the Company’s board of directors (the “Board”). Mr. Rivero is succeeding Mr. Terence M. Graunke who resigned from the Board on August 7, 2015 to devote more time to his other business interests outside of the Company.

Mr. Rivero will be a member of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board.

Mr.  Rivero’s compensation for services as a  director will be consistent with that of the Company’s other non-employee directors.  The Company’s non-employee director compensation is described in the Company’s definitive proxy statement filed with the SEC on March 25, 2015. There is no arrangement or understanding pursuant to which Mr. Rivero was selected as a director of the Company, and there are no related party transactions between Mr. Rivero and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HACKETT GROUP, INC.

Date: February 23, 2016	By:	/s/ Robert A. Ramirez
Robert A. Ramirez
Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of The Hackett Group, Inc., dated February 23, 2016.